                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                               ----------------------

                                      FORM 8-A


                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                       DAYTON HUDSON RECEIVABLES CORPORATION
               (Exact name of registrant as specified in its charter)

       Minnesota                                41-1812153
       ---------                                ----------
(State of Incorporation             (I.R.S. Employer Identification No.)
     or organization)

80 South Eighth Street
14th Floor, Suite 1401
Minneapolis, Minnesota                                     55402
----------------------                                     -----
(Address of principal                                    (Zip Code)
 executive offices)

                      SECURITIES TO BE REGISTERED PURSUANT TO
                             SECTION 12(b) OF THE ACT:

                                             Name of each exchange
Title of each class                          on which each class
to be so registered                          is to be registered
-------------------                          -------------------
     None                                         None

                      SECURITIES TO BE REGISTERED PURSUANT TO
                             SECTION 12(g) OF THE ACT:

               5.90% Class A Asset Backed Certificates, Series 1998-1
               ------------------------------------------------------
                                  (Title of Class)

Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        Item 1 is answered by reference to the "Description of the Certificates" on pages 38 to 54 of the Prospectus dated July 31, 1998 and by reference to the "Description of Class A Certificates" on pages S-29 to S-50 of the Prospectus Supplement dated August 5, 1998, filed as Exhibits 11 and 12, respectively, to this Registration Statement. Copies of the pages hereby incorporated by reference in response to this Item 1 are attached hereto as Exhibit 13 (Prospectus pages) and
        Exhibit 14 (Prospectus Supplement pages).

Item 2. EXHIBITS.

        Exhibit 1 Specimen copy of 5.90% Class A Asset Backed Certificate, Series 1998-1.

        Exhibit 2 Copy of the Pooling and Servicing Agreement, dated as of September 13, 1995 among Dayton Hudson Receivables Corporation, as transferor, Retailers National Bank, as servicer, and Norwest Bank Minnesota, National Association, as trustee (the "Pooling and Servicing Agreement").

        Exhibit 3 Addendum to Pooling and Servicing Agreement, dated as of August 28, 1996 among Dayton Hudson Receivables Corporation, as transferor, Retailers National Bank, as servicer, and Norwest Bank Minnesota, National Association, as trustee.

        Exhibit 4 Second Amendment to the Pooling and Servicing Agreement, dated as of September 19, 1997 among Dayton Hudson Receivables Corporation, as transferor, Retailers National Bank, as servicer, and Norwest Bank Minnesota, National Association, as trustee.

        Exhibit 5 Copy of the Series 1998-1 Supplement, dated as of August 12, 1998 to the Pooling and Servicing Agreement among Dayton Hudson Receivables Corporation, as transferor, Retailers National Bank, as servicer, and Norwest Bank Minnesota, National Association, as trustee.

        Exhibit 6 Copy of the Bank Receivables Purchase Agreement, dated as of September 13, 1995 between Retailers National Bank, as seller, and Dayton Hudson Capital Corporation, as purchaser.

        Exhibit 7 Addendum to Bank Receivables Purchase Agreement, dated as of August 28, 1996 between Retailers National Bank and Dayton Hudson Capital Corporation.

        Exhibit 8 Copy of the Receivables Purchase Agreement, dated as of September 13, 1995 between Dayton Hudson Capital Corporation, as seller, and Dayton Hudson Receivables Corporation, as purchaser.

        Exhibit 9 Addendum to Receivables Purchase Agreement, dated as of August 28, 1996 between Dayton Hudson Capital Corporation and Dayton Hudson Receivables Corporation.

        Exhibit 10 Copy of the Underwriting Agreement, dated as of August 5, 1998 among Salomon Brothers Inc. as representative of the underwriters, Dayton Hudson Receivables Corporation and Dayton Hudson Corporation.

        Exhibit 11 Prospectus dated July 31, 1998 relating to the sale of the 5.90% Class A Asset Backed Certificates, Series 1998-1 (the "Prospectus").

        Exhibit 12 Prospectus Supplement dated August 5, 1998 relating to the sale of the 5.90% Class A Asset Backed Certificates, Series 1998-1 (the "Prospectus Supplement").

        Exhibit 13  Pages 38 to 54 of the Prospectus.

        Exhibit 14  Pages S-29 to S-50 of the Prospectus Supplement.

                                     SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                       DAYTON HUDSON RECEIVABLES CORPORATION
                       -------------------------------------
                                    (Registrant)


Dated:  October 6, 1998       By:  /s/ Stephen C. Kowalke
                                   Name: Stephen C. Kowalke
                                   Title:  Vice President and Treasurer

                                   EXHIBIT INDEX


  Exhibit No.                        Description                          Page
  -----------                        -----------                          ----
       1       Specimen copy of 5.90% Class A Asset Backed                 6
               Certificate, Series 1998-1.

       2       Copy of the Pooling and Servicing Agreement, dated as       *
               of September 13, 1995 among Dayton Hudson Receivables
               Corporation, as transferor, Retailers National Bank, as
               servicer, and Norwest Bank Minnesota, National
               Association, as trustee (the "Pooling and Servicing
               Agreement") (Incorporated by reference to Exhibit 4.1
               to  Dayton Hudson Receivables Corporation's Current
               Report on Form 8-K, filed on September 26, 1995).

       3       Addendum to Pooling and Servicing Agreement, dated as       *
               of August 28, 1996 among Dayton Hudson Receivables
               Corporation, as transferor, Retailers National Bank, as
               servicer, and Norwest Bank Minnesota, National
               Association, as trustee (Incorporated by reference to
               Exhibit 3 to Dayton Hudson Receivables Corporation's
               Form 8-A Registration Statement, filed on January 16,
               1998).

       4       Second Amendment to the Pooling and Servicing               *
               Agreement, dated as of September 19, 1997 among Dayton
               Hudson Receivables Corporation, as transferor,
               Retailers National Bank, as servicer, and Norwest Bank
               Minnesota, National Association, as trustee
               (Incorporated by reference to Exhibit 4 to Dayton
               Hudson Receivables Corporation's Form 8-A Registration
               Statement, filed on January 16, 1998).

       5       Copy of the Series 1998-1 Supplement, dated as of           *
               August 12, 1998 to the Pooling and Servicing Agreement
               among Dayton Hudson Receivables Corporation, as
               transferor, Retailers National Bank, as servicer, and
               Norwest Bank Minnesota, National Association, as
               trustee (Incorporated by reference to Exhibit 4.4 to
               Dayton Hudson Receivables Corporation's Current Report
               on Form 8-K, filed on October 5, 1998).


                                    4

       6       Copy of the Bank Receivables Purchase Agreement, dated      *
               as of September 13, 1995 between Retailers National
               Bank, as seller, and Dayton Hudson Capital Corporation,
               as purchaser (Incorporated by reference to Exhibit 10.1
               to Dayton Hudson Receivables Corporation's Form S-3
               Registration Statement, registration no. 33-92956).

       7       Addendum to Bank Receivables Purchase Agreement, dated      *
               as of August 28, 1996 between Retailers National Bank
               and Dayton Hudson Capital Corporation (Incorporated by
               reference to Exhibit 7 to Dayton Hudson Receivables
               Corporation's Form 8-A Registration Statement, filed on
               January 16, 1998).

       8       Copy of the Receivables Purchase Agreement, dated as of     *
               September 13, 1995 between Dayton Hudson Capital
               Corporation, as seller, and Dayton Hudson Receivables
               Corporation, as purchaser (Incorporated by reference to
               Exhibit 10.2 to Dayton Hudson Receivables Corporation's
               Form S-3 Registration Statement, registration no. 33-
               92956).

       9       Addendum to Receivables Purchase Agreement, dated as of     *
               A u g u st  28,  1996  between  Dayton  Hudson  Capital
               Corporation  and  Dayton Hudson Receivables Corporation
               (Incorporated  by  reference  to  Exhibit  9  to Dayton
               Hudson  Receivables Corporation's Form 8-A Registration
               Statement, filed on January 16, 1998).

      10       Copy of the Underwriting Agreement, dated as of             12
               August 5, 1998 among Salomon Brothers Inc. as
               representative of the underwriters, Dayton Hudson
               Receivables Corporation and Dayton Hudson Corporation.

      11       Prospectus (the "Prospectus") dated July 31, 1998           *
               relating to the sale of the 5.90% Class A Asset Backed
               Certificates, Series 1998-1 (Incorporated by reference
               to Dayton Hudson Receivables Corporation's Form S-3
               Registration Statement, registration no. 33-92956).


                                     5

      12       Prospectus Supplement (the "Prospectus Supplement")         *
               dated August 5, 1998 relating to the sale of the 5.90%
               Class A Asset Backed Certificates, Series 1998-1
               (Incorporated by reference to Dayton Hudson Receivables
               Corporation's Form S-3 Registration Statement,
               registration no. 33-92956).

      13       Pages 38 to 54 of the Prospectus.                           49

      14       Pages S-29 to S-50 of the Prospectus Supplement.            66

__________________
* Previously filed


                                      6